September 6, 2019

Marla E. Nicholson
Ciner Resources LP
c/o Ciner Resource Partners LLC
Five Concourse Parkway
Suite 2500
Atlanta, Georgia 30328

Ms. Nicholson:

I, **Oğuz Erkan**, do hereby deliver to you the following:

- The Revocation of Power of Attorney attached hereto as Exhibit A (the "*Revocation*"), pursuant to which I have revoked that certain existing Limited Power of Attorney for Section 16 Reporting Obligation executed effective as of July 19, 2016, a copy of which was filed as Exhibit 24 to the Form 3 filed with the United States Securities and Exchange Commission on July 28, 2016; and

- A new Limited Power of Attorney attached hereto as Exhibit B (the "*New Power of Attorney*"), pursuant to which I have granted you the full power and authority as described therein.

It is my intention that each of the Revocation and the New Power of Attorney be kept on file with Ciner Resource Partners LLC (the "*General Partner*"). I hereby authorize delivery of the attached executed Revocation to the person(s) listed in the Limited Power of Attorney referenced in the Revocation.

Sincerely,

**Oğuz Erkan**

**EXHIBIT A**

**REVOCATION OF POWER OF ATTORNEY**

*(See attached.)*

# REVOCATION OF POWER OF ATTORNEY

I, **Oğuz Erkan**, do hereby give notice that I have revoked, and do revoke, that certain Limited Power of Attorney for Section 16 Reporting Obligation executed effective as of July 19, 2016 (the "*Limited Power of Attorney*"), a copy of which was filed as Exhibit 24 to the Form 3 filed with the United States Securities and Exchange Commission on July 28, 2016, given to Nicole C. Daniel and Derek B. Swanson, empowering each of them to act as my true and lawful attorney-in-fact with the full power and authority as described therein. All power and authority that I previously granted under the Limited Power of Attorney is hereby revoked and withdrawn by this instrument as of the date listed below.

EXECUTED this 6th day of September, 2019.

**Oğuz Erkan**

**EXHIBIT B**

**NEW LIMITED POWER OF ATTORNEY**

*(See attached.)*

**LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS**

KNOW ALL BY THESE PRESENT, that the undersigned hereby makes, constitutes and appoints Marla E. Nicholson as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1) prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (as applicable, including any amendments thereto) with respect to the securities of Ciner Resources LP, a Delaware limited partnership (the "Partnership"), with the United States Securities and Exchange Commission, any national securities exchanges and the Partnership, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

(2) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Partnership's securities from any third party, including but not limited to brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the undersigned and approves and ratifies any such release of information to the undersigned; and

(3) perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1) this Limited Power of Attorney authorizes, but does not require, such attorney-in-fact to act in her discretion on information provided to such attorney-in-fact without independent verification of such information;

(2) any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in her discretion, deems necessary or desirable;

(3) None of the Partnership, the general partner of the Partnership, Ciner Resource Partners LLC, nor such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4) this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation, the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed effective as of September 6, 2019.

______________________________

**Oğuz Erkan**